Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	Bob Lougee (800) 611-8488
Wednesday, February 22, 2012		bob.lougee@usamobility.com

USA Mobility Reports Fourth Quarter and 2011 Operating Results;

Board Declares Regular Quarterly Dividend

Wireless and Software Businesses Record Solid Results;

Operating Margins Remain High as Expenses Decline;

Cash Balance Exceeds Bank Debt at Year End

Springfield, VA (February 22, 2012) — USA Mobility, Inc. (Nasdaq: USMO), a leading provider of wireless messaging, mobile voice and data and unified communications solutions, today announced operating results for the fourth quarter and year ended December 31, 2011. In addition, the Company’s Board of Directors declared a regular quarterly dividend of $0.25 per share, payable on March 30, 2012 to stockholders of record on March 16, 2012.

For the fourth quarter, consolidated revenue was $58.9 million, an increase compared to $54.6 million in the fourth quarter of 2010 and compared to $61.5 million in the third quarter of 2011. Revenue from the Company’s Wireless business (USA Mobility Wireless) was $46.5 million in the fourth quarter, compared to $48.6 million in the third quarter and $54.6 million in the fourth quarter of 2010. Revenue from the Software business (Amcom Software) was $12.4 million, compared to revenue of $12.9 million in the third quarter. USA Mobility acquired Amcom Software on March 3, 2011. Software revenue in the fourth quarter included a fair value write down to maintenance revenue of $1.0 million for purchase accounting adjustments, compared to a write down of $1.5 million in the third quarter. Excluding the write down, Software revenue for the fourth quarter would have been $13.4 million.

Fourth quarter EBITDA (earnings before interest, taxes, depreciation, amortization and accretion) was $18.3 million, an increase compared to $16.9 million in the fourth quarter of 2010 and compared to $21.3 million in the third quarter. Fourth quarter of 2011 results were negatively impacted by the purchase accounting adjustments of $1.0 million and by $1.2 million in severance expenses for planned 2012 headcount reductions in the Wireless business. Excluding these adjustments, fourth quarter consolidated EBITDA would have been $20.6 million, or 34.3 percent of revenue.

Net income for the fourth quarter of 2011 was $18.9 million, or $0.84 per fully diluted share, compared to $10.4 million, or $0.46 per fully diluted share, in the third quarter of 2011. The increase in net income in the fourth quarter was largely the result of a benefit to income tax expense as a result of a decrease in the deferred income tax asset valuation allowance of $10.7 million, which adjusted the balance of deferred income tax assets to their estimated realizable amounts. Excluding the income tax benefit, the purchase accounting adjustments and severance expenses, net income for the fourth quarter of 2011 would have been $9.6 million, or $0.43 per fully diluted share. Results for the fourth quarter of 2010 were impacted by the benefit to income tax expense (due to the reduction of $32.9 million in the deferred income tax asset valuation allowance), a one-time litigation settlement expense of $2.1 million and by $1.7 million in severance expenses. Excluding these adjustments, net income in the fourth quarter of 2010 would have been $10.0 million, or $0.45 per fully diluted share.

For the full-year 2011, consolidated revenue totaled $242.9 million, compared to $233.3 million in 2010. In 2011, Wireless revenue was $199.7 million and Software revenue was $43.2 million. EBITDA for 2011 was $79.0 million, or 32.5 percent of revenue, compared to $81.3 million, or 34.9 percent of revenue, in 2010. Excluding the fair value write down of software maintenance revenue of $6.1 million and transaction costs related to the Amcom acquisition of $2.7 million, EBITDA for 2011 would have been $87.8 million, or 35.3 percent of revenue, and net income would have been $94.3 million, or $4.19 per fully diluted share. Net income for 2011 was $88.6 million, or $3.94 per fully diluted share, compared to a net income of $77.9 million, or $3.45 per fully diluted share, for 2010.

Key results and highlights for the fourth quarter and 2011 included:

Wireless

•

Net unit losses were 53,000 in the fourth quarter, compared to 58,000 in the third quarter and 61,000 in the year-earlier quarter, while the quarterly rate of unit erosion improved to 3.1 percent from 3.3 percent in the third quarter versus 3.2 percent in the fourth quarter of 2010. The annual rate of unit erosion improved to 11.7 percent in the fourth quarter, the lowest churn rate in the Company’s history, from 13.4 percent in the year-ago quarter. Units in service at December 31, 2011 totaled 1,668,000, compared to 1,889,000 at December 31, 2010.

•

The rate of revenue erosion in the fourth quarter was 4.1 percent, compared to 6.8 percent in the third quarter and 3.6 percent in the year-earlier quarter. The annual rate of revenue erosion was 14.8 percent in the fourth quarter, compared to 14.4 percent in the third quarter and 16.4 percent in the year-earlier quarter. The year-over-year rate of revenue decline was 14.4 percent in 2011 compared to 19.5 percent in 2010.

•

Total ARPU (average revenue per unit) was $8.51 in the fourth quarter, compared to $8.59 in the third quarter and $8.74 in the fourth quarter of 2010. For the year, ARPU totaled $8.64, compared to $8.84 in 2010.

•

Fourth quarter EBITDA margin for Wireless was 36.7 percent (or 39.3 percent excluding severance expenses), compared to 41.1 percent in the third quarter and 30.9 percent in the year-earlier quarter (or 37.8 percent excluding severance and one-time expenses).

Software

•

On a pro forma full year comparable basis (excluding purchase accounting adjustments and assuming full year ownership) Software revenue would have been $56.7 million in 2011, an increase of 11.2 percent over 2010 revenue of $51.0 million.

•	Bookings for the fourth quarter were $15.2 million, compared to $14.2 million in the third quarter and $15.2 million in the second quarter.

•	Backlog was $23.7 million at December 31st, compared to $21.3 million at September 30th and $20.5 million at June 30th.

•

Of the $12.4 million in Software revenue for the fourth quarter, $5.1 million was maintenance revenue and $7.3 million was operations revenue, compared to $4.6 million and $8.3 million, respectively, of the $12.9 million in Software revenue for the prior quarter.

•	The renewal rate for maintenance in the fourth quarter was 99.4 percent.

•	Fourth quarter EBITDA margin for Software was 10.3 percent, equal to the third quarter.

Total Company

•

Operating expenses (excluding depreciation, amortization and accretion) totaled $40.6 million in the fourth quarter, with $29.5 million for Wireless and $11.1 million for Software, compared to operating expenses of $40.2 million in the third quarter, with $28.6 million for Wireless and $11.6 million for Software. For 2011, operating expenses were $163.9 million, including $125.3 million for Wireless and $38.6 million for Software, compared to $151.9 million in 2010.

•	Capital expenses were $2.8 million in the fourth quarter, compared to $4.7 million in the year-earlier quarter. For 2011, capital expenses totaled $8.0 million, compared to $8.7 million in 2010.

•	Dividends paid to stockholders totaled $22.1 million in 2011.

•	At December 31, 2011, the Company’s cash balance was $53.7 million and the outstanding debt was $28.3 million. The interest rate on the debt is 3.68 percent.

•	The Company incurred $51.9 million in bank debt relating to the Amcom acquisition in 2011, and repaid a total of $23.7 million during the year.

•	The number of full-time equivalent employees at December 31, 2011 totaled 683, including 434 for Wireless and 249 for Software, compared to a total of 540 at year-end 2010 for Wireless.

“USA Mobility continued to make excellent progress in the fourth quarter and throughout 2011,” said Vincent D. Kelly, president and chief executive officer. “In addition to an outstanding operating performance, our acquisition of Amcom Software in March expanded the Company’s presence in the Healthcare, Government and Large Enterprise market segments beyond our traditional wireless offerings and into software and integrated communications. The acquisition not only underscored our long-term commitment to these growing market segments, but, more importantly, enabled us to begin repositioning the Company for long-term growth.” Kelly added: “Operating results for the quarter once again either met or exceeded our key performance targets and financial guidance. We continue to operate the Company profitably, maintaining high operating margins, reducing expenses, improving rates of subscriber and revenue erosion for Wireless. We also generated sufficient cash flow to repay enough debt to become net debt free on a cash basis at year end, while we continued to again return capital to stockholders in the form of dividends.”

Kelly said both Wireless and Software businesses recorded solid results. “On the Wireless side, EBITDA margin increased to 38.6 percent for 2011 (excluding one-time transaction costs), as Wireless costs declined faster than revenues for the sixth straight year. It was also the seventh consecutive year our Wireless business expanded cash flow margins. In addition, we were pleased to see further improvement in the annual rate of Wireless subscriber and revenue erosion, as the rate of revenue decline fell to 14.4 percent in 2011 from 19.5 percent in 2010 and subscriber churn improved to 11.7 percent, the lowest rate in the Company’s history.”

During the fourth quarter, Kelly noted the Company continued to focus sales and marketing efforts around its core market segments of Healthcare, Government and Large Enterprise. “These three segments represented 90.1 percent of our direct paging subscriber base and 85.6 percent of direct paging revenue in the fourth quarter,” he added. “Healthcare now represents 67.2 percent of paging’s direct customer base and continues to be our best performing market segment with the highest rate of gross placements and lowest rate of net unit loss.”

Kelly said the Software subsidiary also recorded a strong performance in 2011 with solid bookings and a growing backlog. “Excluding the fair value write down of maintenance revenue, Amcom realized record full-year pro forma revenue of $56.7 million. It also expanded its product offerings during the year, along with its customer base and product development pipeline.”

Christopher D. Heim, president of Amcom, said: “Software bookings increased in the fourth quarter from the prior quarter, with December marking our biggest month ever for bookings and giving us positive momentum as we enter 2012. During the quarter our sales team delivered an increase in systems sold to new customers in addition to sales of new modules and upgrades for existing customers. Demand continued to be strongest in North American hospitals where we sold software solutions for call center management, emergency notification, critical smartphone messaging, and clinical middleware. As a result, we ended the quarter with a solid backlog and pipeline of new business opportunities. Finally, as a result of the acquisition by USA Mobility, we continue to identify cross-selling opportunities for both Software and Wireless sales teams with the goal of enhancing sales prospects for each line of business.”

Kelly noted that USA Mobility returned $22.1 million in capital to stockholders during 2011 in the form of dividends. The Company paid quarterly cash dividends to stockholders totaling $1.00 per share during 2011. “Over the past seven years we have now returned $388.8 million to our stockholders in the form of dividends and distributions and $51.7 million in common stock repurchases.”

Commenting on USA Mobility’s capital allocation strategy Kelly stated, “We have maintained our quarterly dividend at $0.25 per share but are continuing to evaluate the amount of the dividend to ensure adequate capital retention within our business to meet our long-term strategic and operating needs. As we indicated in 2008 when we established the current dividend rate we are focused on maintaining a dividend policy that can be supported by the business and yields an attractive return on our stock price. Absent any acquisitions, we expect to use excess cash to pay off the balance of our existing revolving credit facility in the first half of this year. As for how the Company may choose to allocate capital going forward beyond cash dividends, share repurchases, and debt repayments, we will continue to weigh all options against other opportunities for creating long-term stockholder value. Such options may include additional acquisitions or other strategic investments that might provide enhanced revenue and cash flow stability and allow further use of our sizable deferred income tax assets.”

Shawn E. Endsley, chief financial officer, said: “Overall, we were pleased with our 2011 operating results, which met or exceeded our expectations. We were again able to reduce operating expenses for our Wireless business at a faster pace than the Wireless revenue decline and thus maintain strong EBITDA margins. Consolidated operating expenses (excluding depreciation, amortization and accretion) of $163.9 million included $125.3 million for Wireless and $38.6 million for Software. In 2011 the expenses for Wireless declined 17.5 percent from 2010, outpacing the 14.4 percent decrease in Wireless revenue. Expense savings were largely the result of continued progress in our network rationalization program, including lower site rents, along with various other cost savings initiatives made throughout the Company. As a result of these cost reduction efforts, combined with solid cash flow from our Wireless and Software businesses,” Endsley added, “the Company was net debt free at year end with an outstanding debt balance of $28.3 million and a consolidated cash balance of $53.7 million.”

Commenting on the Company’s previously provided financial guidance, Endsley said: “We are pleased that once again our results were either within or better than the provided guidance. For 2011, total reported revenue of $242.9 million was within our adjusted guidance range of $235 million to $248 million, operating expenses (excluding depreciation, amortization and accretion) of $163.9 million were within the range of $162 million to $174 million, and capital expenses of $8.0 million were within the range of $6.5 million to $9 million.”

Regarding financial guidance for 2012, Endsley said the Company expects total revenue to range from $214 million to $232 million, operating expenses (excluding depreciation, amortization and accretion) to range from $156.5 million to $163.5 million, and capital expenses to range from $7.5 million to $10 million.

* * * * * * * * * *

USA Mobility plans to host a conference call for investors on its fourth quarter and 2011 operating results at 10:00 a.m. Eastern Time on Thursday, February 23, 2012. Dial-in numbers for the call are 719-457-2702 or 888-500-6973. The pass code for the call is 5683242. A replay of the call will be available from 1:00 p.m. ET on February 23 until 11:59 p.m. on Thursday, March 8. Replay numbers are 719-457-0820 or 888-203-1112. The pass code for the replay is 5683242.

* * * * * * * * * *

About USA Mobility

USA Mobility, Inc., headquartered in Springfield, Virginia, is a comprehensive provider of reliable and affordable wireless communications solutions to the healthcare, government, large enterprise and emergency response sectors. In addition, through its Amcom Software subsidiary, it provides mission critical unified communications solutions for hospitals, contact centers, emergency management, mobile event notification and messaging. As a single-source provider, USA Mobility’s focus is on the business-to-business marketplace and supplying wireless connectivity solutions to organizations nationwide. The Company operates the largest one-way paging and advanced two-way paging networks in the United States. USA Mobility also offers mobile voice and data services through Sprint Nextel and T-Mobile, including BlackBerry® smartphones and GPS location applications. The Company’s product offerings include customized wireless connectivity systems for the healthcare, government and other campus environments. USA Mobility also offers M2M (machine-to-machine) telemetry solutions for numerous applications that include asset tracking, utility meter reading and other remote device monitoring applications on a national scale. For further information visit www.usamobility.com and www.amcomsoftware.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding USA Mobility’s future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause USA Mobility’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, the ability to continue to reduce operating expenses, future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, government regulation, reliance upon third-party providers for certain equipment and services, as well as other risks described from time to time in periodic reports and registration statements filed with the Securities and Exchange Commission. Although USA Mobility believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. USA Mobility disclaims any intent or obligation to update any forward-looking statements.

Tables to Follow

USA MOBILITY, INC.

CONDENSED CONSOLIDATED RESULTS OF OPERATIONS (a), (b)

(In thousands, except share, per share amounts and ARPU)

	For the year ended December 31,
	2011			2010
	Wireless	Software	Total	Wireless	Software	Total

Revenue:
Paging service	$184,317	$—	$184,317	$215,804	$—	$215,804
Cellular	2,612	—	2,612	2,363	—	2,363
Product and related sales (c)	10,133	43,206	53,339	11,679	—	11,679
Other	2,639	—	2,639	3,408	—	3,408

Total revenue	199,701	43,206	242,907	233,254	—	233,254

Operating expenses:
Cost of products sold (c)	2,883	18,006	20,889	4,213	—	4,213
Service, rental and maintenance (c)	55,675	6,672	62,347	69,158	—	69,158
Selling and marketing	14,466	8,824	23,290	16,926	—	16,926
General and administrative	51,029	5,066	56,095	59,472	—	59,472
Severance and restructuring	1,293	—	1,293	2,179	—	2,179
Depreciation, amortization and accretion	13,973	5,361	19,334	24,127	—	24,127

Total operating expenses	139,319	43,929	183,248	176,075	—	176,075

% of total revenue	69.8%	101.7%	75.4%	75.5%	—	75.5%

Operating income (loss)	60,382	(723)	59,659	57,179	—	57,179

% of total revenue	30.2%	-1.7%	24.6%	24.5%	—	24.5%

Interest (expense) income, net	(2,236)	(18)	(2,254)	16	—	16
Other income (expense), net	8,026	(76)	7,950	2,805	—	2,805

Income (loss) before income tax benefit	66,172	(817)	65,355	60,000	—	60,000
Income tax benefit	22,994	290	23,284	17,898	—	17,898

Net income (loss)	$89,166	$(527)	$88,639	$77,898	$—	$77,898

Basic net income per common share			$4.01			$3.50

Diluted net income per common share			$3.94			$3.45

Basic weighted average common shares outstanding			22,083,942			22,265,961

Diluted weighted average common shares outstanding			22,509,871			22,567,030

Reconciliation of operating income (loss) to EBITDA (d):
Operating income (loss)	$60,382	$(723)	$59,659	$57,179	$—	$57,179
Add back: depreciation, amortization and accretion	13,973	5,361	19,334	24,127	—	24,127

EBITDA	$74,355	$4,638	$78,993	$81,306	$—	$81,306

% of total revenue	37.2%	10.7%	32.5%	34.9%	—	34.9%

Key statistics:
Units in service	1,668	—	1,668	1,889	—	1,889
Average revenue per unit (ARPU)	$8.64	$—	$8.64	$8.84	$—	$8.84
Bookings	$—	$47,886	$47,886	$—	$—	$—
Backlog	$—	$23,712	$23,712	$—	$—	$—

(a)	Slight variations in totals are due to rounding.
(b)	Includes consolidated results of operations of USA Mobility Wireless, Inc. (“Wireless”) and Amcom Software, Inc. (“Software”). Software operations reflect financial results from March 3, 2011, the acquisition date.
(c)	Wireless results were reduced by $382,000 for intercompany revenue and expenses.
(d)	EBITDA or earnings before interest, taxes, depreciation, amortization and accretion is a non-GAAP measure and is presented for analytical purposes only.

USA MOBILITY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (a)

(In thousands)

	12/31/11	12/31/10

Assets
Current assets:
Cash and cash equivalents	$53,655	$129,220
Accounts receivable, net	20,523	13,419
Prepaid expenses and other	4,338	2,638
Inventory	2,268	160
Tax receivables	—	5,004
Escrow receivables	14,819	—
Deferred income tax assets, net	8,617	3,915

Total current assets	104,220	154,356
Property and equipment, net	22,421	27,135
Goodwill	130,968	—
Other intangible assets, net	38,757	511
Deferred income tax assets, net	51,600	47,390
Other assets	2,094	1,266

Total assets	$350,060	$230,658

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$12,394	$14,794
Accrued compensation and benefits	12,854	12,701
Consideration payable	14,819	—
Customer deposits	1,806	718
Deferred revenue	14,693	6,268

Total current liabilities	56,566	34,481
Long-term debt	28,250	—
Deferred revenue	581	—
Other long-term liabilities	12,223	11,787

Total liabilities	97,620	46,268

Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	2	2
Additional paid-in capital	131,612	129,696
Retained earnings	120,826	54,692

Total stockholders’ equity	252,440	184,390

Total liabilities and stockholders’ equity	$350,060	$230,658

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (a)

(In thousands)

	For the twelve months ended
	12/31/11	12/31/10

Cash flows from operating activities:
Net income	$88,639	$77,898
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	19,334	24,127
Amortization of deferred financing costs	608	—
Deferred income tax benefit	(25,067)	(18,115)
Amortization of stock based compensation	1,530	817
Provisions for doubtful accounts, service credits and other	1,679	4,416
Settlement of non-cash transaction taxes	133	(1,402)
Loss/(Gain) on disposals of property and equipment	109	(12)
(Gain) on disposals of narrow band PCS licenses	(7,500)	(2,000)
Changes in assets and liabilities:
Accounts receivable	(417)	1,216
Prepaid expenses, intangibles and other assets	8,142	(164)
Accounts payable and accrued liabilities	(7,427)	(6,038)
Customer deposits and deferred revenue	2,673	(1,324)

Net cash provided by operating activities	82,436	79,419

Cash flows from investing activities:
Purchases of property and equipment	(7,952)	(8,738)
Proceeds from disposals of property and equipment	55	75
Proceeds from disposals of narrow band PCS licenses	7,500	2,000
Acquisitions, net of cash acquired	(134,250)	—

Net cash used in investing activities	(134,647)	(6,663)

Cash flows from financing activities:
Issuance of debt	24,044	—
Repayment of debt	(23,697)	—
Deferred financing costs	(1,580)	—
Cash dividends to stockholders	(22,121)	(44,234)
Purchase of common stock	—	(8,893)

Net cash used in financing activities	(23,354)	(53,127)

Net (decrease) increase in cash and cash equivalents	(75,565)	19,629
Cash and cash equivalents, beginning of period	129,220	109,591

Cash and cash equivalents, end of period	$53,655	$129,220

Supplemental disclosure:
Interest paid	$1,504	$—

Income taxes paid	$1,925	$434

Non-cash financing activities	$27,750	$—

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.

CONDENSED CONSOLIDATED RESULTS OF OPERATIONS (a)

(Unaudited and in thousands, except share, per share amounts and ARPU)

	For the three months ended December 31,
	2011			2010
	Wireless	Software	Total	Wireless	Software	Total

Revenue:
Paging service	$43,249	$—	$43,249	$50,319	$—	$50,319
Cellular	414	—	414	499	—	499
Product and related sales	2,449	12,398	14,847	2,784	—	2,784
Other	421	—	421	1,046	—	1,046

Total revenue	46,533	12,398	58,931	54,648	—	54,648

Operating expenses:
Cost of products sold	626	4,804	5,430	1,051	—	1,051
Service, rental and maintenance	12,454	2,024	14,478	16,221	—	16,221
Selling and marketing	3,275	2,576	5,851	3,915	—	3,915
General and administrative	11,888	1,722	13,610	14,829	—	14,829
Severance and restructuring	1,215	—	1,215	1,738	—	1,738
Depreciation, amortization and accretion	2,916	1,501	4,417	4,226	—	4,226

Total operating expenses	32,374	12,627	45,001	41,980	—	41,980

% of total revenue	69.6%	101.8%	76.4%	76.8%	—	76.8%

Operating income (loss)	14,159	(229)	13,930	12,668	—	12,668

% of total revenue	30.4%	-1.8%	23.6%	23.2%	—	23.2%

Interest (expense) income, net	(395)	(9)	(404)	3	—	3
Other income, net	122	9	131	227	—	227

Income (loss) before income tax benefit	13,886	(229)	13,657	12,898	—	12,898
Income tax benefit	5,089	200	5,289	27,642	—	27,642

Net income (loss)	$18,975	$(29)	$18,946	$40,540	$—	$40,540

Basic net income per common share (b)			$0.86			$1.84

Diluted net income per common share (b)			$0.84			$1.82

Basic weighted average common shares outstanding			22,094,197			22,050,512

Diluted weighted average common shares outstanding			22,577,312			22,232,551

Reconciliation of operating income (loss) to EBITDA (c):
Operating income (loss)	$14,159	$(229)	$13,930	$12,668	$—	$12,668
Add back: depreciation, amortization and accretion	2,916	1,501	4,417	4,226	—	4,226

EBITDA	$17,075	$1,272	$18,347	$16,894	$—	$16,894

% of total revenue	36.7%	10.3%	31.1%	30.9%	—	30.9%

Key statistics:
Units in service	1,668	—	1,668	1,889	—	1,889
Average revenue per unit (ARPU)	$8.51	$—	$8.51	$8.74	$—	$8.74
Bookings	$—	$15,213	$15,213	$—	$—	$—
Backlog	$—	$23,712	$23,712	$—	$—	$—

(a)	Slight variations in totals are due to rounding.
(b)	Basic and diluted net income per common share is computed independently for each period presented. As a result, the sum of the quarterly basic and diluted net income per common share for the years ended December 31, 2011 and 2010 may not equal the total computed for the year.
(c)	EBITDA or earnings before interest, taxes, depreciation, amortization and accretion is a non-GAAP measure and is presented for analytical purposes only.

USA MOBILITY, INC.

CONDENSED CONSOLIDATED RESULTS OF OPERATIONS (a), (b)

(Unaudited and in thousands, except share, per share amounts and ARPU)

	For the three months ended
	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10
Revenues:
Paging service	$43,249	$45,121	$47,319	$48,628	$50,319	$52,778	$54,875	$57,832
Cellular	414	315	1,199	684	499	532	624	708
Product and related sales	14,847	15,464	15,885	7,143	2,784	2,805	2,732	3,358
Other	421	570	768	880	1,046	595	881	886

Total revenues	58,931	61,470	65,171	57,335	54,648	56,710	59,112	62,784

Operating expenses:
Cost of products sold	5,430	5,951	7,078	2,430	1,051	819	1,134	1,209
Service, rental and maintenance	14,478	15,217	16,187	16,465	16,221	16,821	17,175	18,941
Selling and marketing	5,851	5,927	6,588	4,924	3,915	4,060	4,394	4,557
General and administrative	13,610	13,077	13,840	15,568	14,829	12,907	15,924	15,812
Severance and restructuring	1,215	28	17	33	1,738	86	41	314
Depreciation, amortization and accretion	4,417	5,080	5,298	4,539	4,226	5,899	6,698	7,304

Total operating expenses	45,001	45,280	49,008	43,959	41,980	40,592	45,366	48,137

% of total revenues	76.4%	73.7%	75.2%	76.7%	76.8%	71.6%	76.7%	76.7%

Operating income	13,930	16,190	16,163	13,376	12,668	16,118	13,746	14,647
% of total revenues	23.6%	26.3%	24.8%	23.3%	23.2%	28.4%	23.3%	23.3%
Interest (expense) income, net	(404)	(732)	(862)	(256)	3	6	4	3
Other income (expense), net	131	(1)	7,666	154	227	2,320	180	78

Income before income tax benefit (expense)	13,657	15,457	22,967	13,274	12,898	18,444	13,930	14,728
Income tax benefit (expense)	5,289	(5,010)	(4,372)	27,377	27,642	(3,060)	(841)	(5,843)

Net income	$18,946	$10,447	$18,595	$40,651	$40,540	$15,384	$13,089	$8,885

Basic net income per common share (c)	$0.86	$0.47	$0.84	$1.84	$1.84	$0.70	$0.59	$0.39

Diluted net income per common share (c)	$0.84	$0.46	$0.82	$1.82	$1.82	$0.69	$0.58	$0.39

Basic weighted average common shares outstanding	22,094,197	22,090,913	22,086,848	22,063,393	22,050,512	22,060,636	22,307,488	22,654,240

Diluted weighted average common shares outstanding	22,577,312	22,573,064	22,551,862	22,333,399	22,323,551	22,372,786	22,620,707	22,967,192

Reconciliation of operating income to EBITDA (d):
Operating income	$13,930	$16,190	$16,163	$13,376	$12,668	$16,118	$13,746	$14,647
Add back: depreciation, amortization and accretion	4,417	5,080	5,298	4,539	4,226	5,899	6,698	7,304

EBITDA	$18,347	$21,270	$21,461	$17,915	$16,894	$22,017	$20,444	$21,951

% of total revenues	31.1%	34.6%	39.2%	32.3%	30.9%	38.8%	34.6%	35.0%
Key statistics:
Units in service	1,668	1,721	1,779	1,828	1,889	1,950	2,027	2,099
Average revenue per unit (ARPU)	$8.51	$8.59	$8.74	$8.72	$8.74	$8.85	$8.87	$9.00
Bookings	$15,213	$14,188	$15,158	$3,327	$—	$—	$—	$—
Backlog	$23,712	$21,313	$20,478	$18,869	$—	$—	$—	$—

(a)	Slight variations in totals are due to rounding.
(b)	Software operations reflect financial results from March 3, 2011, the acquisition date.
(c)	Basic and diluted net income per common share is computed independently for each period presented. As a result, the sum of the quarterly basic and diluted net income per common share for the years ended December 31, 2011 and 2010 may not equal the total computed for the year.
(d)	EBITDA or earnings before interest, taxes, depreciation, amortization and accretion is a non-GAAP measure and is presented for analytical purposes only.

USA MOBILITY, INC.

CONSOLIDATED OPERATING EXPENSES SUPPLEMENTAL INFORMATION (a), (b)

(Unaudited and in thousands)

	For the three months ended
	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10

Cost of products sold
Payroll and related	$2,277	$2,537	$2,156	$677	$—	$—	$—	$—
Cost of sales	2,724	3,132	4,263	1,536	1,051	819	1,134	1,209
Other	429	282	659	217	—	—	—	—

Total cost of products sold	5,430	5,951	7,078	2,430	1,051	819	1,134	1,209

Service, rental and maintenance
Site rent	5,002	5,438	5,962	6,881	7,629	8,042	8,283	9,079
Telecommunications	2,598	2,732	2,880	3,102	3,066	3,341	3,467	3,831
Payroll and related	5,279	5,578	5,562	4,769	4,319	4,199	4,444	4,586
Stock based compensation	6	6	6	5	6	5	7	6
Other	1,593	1,463	1,777	1,708	1,201	1,234	974	1,439

Total service, rental and maintenance	14,478	15,217	16,187	16,465	16,221	16,821	17,175	18,941

Selling and marketing
Payroll and related	3,306	3,593	3,567	2,904	2,627	2,659	2,814	2,964
Commissions	1,539	1,443	1,948	1,414	1,007	1,163	1,367	1,164
Stock based compensation	16	16	16	17	17	17	22	17
Other	990	875	1,057	589	264	221	191	412

Total selling and marketing	5,851	5,927	6,588	4,924	3,915	4,060	4,394	4,557

General and administrative
Payroll and related	6,268	5,778	6,781	6,072	6,118	5,719	6,621	6,912
Stock based compensation	415	392	432	203	223	15	242	240
Bad debt	363	346	(80)	416	547	571	594	713
Facility rent	942	1,041	1,035	823	856	992	1,326	1,354
Telecommunications	440	494	490	470	480	518	603	657
Outside services	2,079	2,496	2,533	5,228	2,385	2,463	3,185	3,267
Taxes, licenses and permits	1,445	1,327	2,190	1,332	1,097	1,276	1,836	1,591
Other	1,658	1,203	459	1,024	3,123	1,353	1,517	1,078

Total general and administrative	13,610	13,077	13,840	15,568	14,829	12,907	15,924	15,812

Severance and restructuring	1,215	28	17	33	1,738	86	41	314
Depreciation, amortization and accretion	4,417	5,080	5,298	4,539	4,226	5,899	6,698	7,304

Operating expenses	45,001	$45,280	$49,008	$43,959	$41,980	$40,592	$45,366	$48,137

Capital expenditures	$2,818	$1,779	$1,854	$1,501	$4,720	$1,730	$563	$1,725

(a)	Slight variations in totals are due to rounding.
(b)	Software operations have been included from March 3, 2011, the acquisition date.

USA MOBILITY, INC. (WIRELESS)

UNITS IN SERVICE ACTIVITY (a)

(Unaudited and in thousands)

	For the three months ended
	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10
Units in service

Beginning units in service
Direct one-way	1,510	1,559	1,599	1,645	1,692	1,749	1,804	1,881
Direct two-way	93	97	100	106	109	121	126	133

Total direct	1,603	1,656	1,699	1,751	1,801	1,870	1,930	2,014

Indirect one-way	68	71	75	68	75	82	90	101
Indirect two-way	50	52	54	70	74	75	79	67

Total indirect	118	123	129	138	149	157	169	168

Total beginning units in service	1,721	1,779	1,828	1,889	1,950	2,027	2,099	2,182

Gross placements
Direct one-way	39	50	56	47	45	58	62	53
Direct two-way	4	5	5	3	6	4	6	5

Total direct	43	55	61	50	51	62	68	58

Indirect one-way	2	3	3	1	2	3	3	3
Indirect two-way	—	—	2	—	1	1	1	15

Total indirect	2	3	5	1	3	4	4	18

Total gross placements	45	58	66	51	54	66	72	76

Gross disconnects
Direct one-way	(84)	(99)	(94)	(93)	(92)	(115)	(117)	(130)
Direct two-way	(7)	(9)	(10)	(9)	(9)	(16)	(11)	(12)

Total direct	(91)	(108)	(104)	(102)	(101)	(131)	(128)	(142)

Indirect one-way	(7)	(6)	(10)	6	(9)	(10)	(11)	(14)
Indirect two-way	—	(2)	(1)	(16)	(5)	(2)	(5)	(3)

Total indirect	(7)	(8)	(11)	(10)	(14)	(12)	(16)	(17)

Total gross disconnects	(98)	(116)	(115)	(112)	(115)	(143)	(144)	(159)

Net (loss)/gain
Direct one-way	(45)	(49)	(38)	(46)	(47)	(57)	(55)	(77)
Direct two-way	(3)	(4)	(5)	(6)	(3)	(12)	(5)	(7)

Total direct	(48)	(53)	(43)	(52)	(50)	(69)	(60)	(84)

Indirect one-way	(5)	(3)	(7)	7	(7)	(7)	(8)	(11)
Indirect two-way	—	(1)	1	(16)	(4)	(1)	(4)	12

Total indirect	(5)	(4)	(6)	(9)	(11)	(8)	(12)	1

Total net change	(53)	(58)	(49)	(60)	(61)	(77)	(72)	(83)

Ending units in service
Direct one-way	1,465	1,510	1,559	1,599	1,645	1,692	1,749	1,804
Direct two-way	90	93	97	100	106	109	121	126

Total direct	1,555	1,603	1,656	1,699	1,751	1,801	1,870	1,930

Indirect one-way	63	68	71	75	68	75	82	90
Indirect two-way	50	50	52	54	70	74	75	79

Total indirect	113	118	123	129	138	149	157	169

Total ending units in service	1,668	1,721	1,779	1,828	1,889	1,950	2,027	2,099

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC. (WIRELESS)

AVERAGE REVENUE PER UNIT (ARPU) AND CHURN (a)

(Unaudited)

	For the three months ended
	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10

ARPU
Direct one-way	$7.90	$7.97	$8.10	$8.05	$8.05	$8.07	$8.05	$8.16
Direct two-way	21.27	21.60	22.05	22.23	22.57	23.11	23.55	23.61

Total direct	8.68	8.77	8.92	8.89	8.92	9.01	9.06	9.17

Indirect one-way	7.49	7.28	7.57	8.44	9.13	9.60	8.87	8.78
Indirect two-way	4.43	4.77	4.77	4.31	3.98	4.09	4.25	4.84

Total indirect	6.16	6.22	6.40	6.49	6.48	6.86	6.65	7.04

Total one-way	7.89	7.94	8.08	8.07	8.09	8.14	8.09	8.19
Total two-way	15.29	15.71	16.04	15.41	14.96	15.54	16.06	16.76

Total paging ARPU	$8.51	$8.59	$8.74	$8.72	$8.74	$8.85	$8.87	$9.00

Gross disconnect rate (b)
Direct one-way	-5.6%	-6.4%	-6.0%	-5.7%	-5.5%	-6.6%	-6.5%	-6.9%
Direct two-way	-7.7%	-9.5%	-9.3%	-7.5%	-8.5%	-13.0%	-8.5%	-9.1%

Total direct	-5.7%	-6.5%	-6.2%	-5.8%	-5.7%	-7.0%	-6.6%	-7.1%

Indirect one-way	-9.8%	-8.1%	-8.1%	11.9%	-12.1%	-12.5%	-12.8%	-13.7%
Indirect two-way	-1.8%	-3.1%	-4.5%	-26.4%	-5.8%	-2.6%	-6.8%	-4.9%

Total indirect	-6.4%	-6.0%	-6.6%	-8.1%	-8.9%	-7.7%	-9.9%	-10.1%

Total one-way	-5.8%	-6.4%	-6.1%	-5.0%	-5.7%	-6.8%	-6.8%	-7.3%
Total two-way	-5.6%	-7.3%	-7.6%	-15.2%	-7.4%	-9.0%	-7.9%	-7.7%

Total paging gross disconnect rate	-5.7%	-6.5%	-6.2%	-6.0%	-5.9%	-7.0%	-6.9%	-7.3%

Net (loss)/gain rate (c)
Direct one-way	-3.0%	-3.2%	-2.5%	-2.9%	-2.7%	-3.2%	-3.1%	-4.1%
Direct two-way	-3.3%	-4.1%	-3.1%	-3.6%	-4.6%	-9.5%	-4.2%	-5.0%

Total direct	-3.0%	-3.2%	-2.6%	-3.0%	-2.8%	-3.6%	-3.1%	-4.2%

Indirect one-way	-7.4%	-4.5%	-5.3%	14.6%	-9.8%	-9.2%	-9.8%	-10.5%
Indirect two-way	-1.0%	-2.3%	-3.0%	-25.8%	-4.6%	-0.9%	-4.7%	17.1%

Total indirect	-4.7%	-3.6%	-4.3%	-6.6%	-7.2%	-5.1%	-7.4%	0.7%

Total one-way	-3.2%	-3.2%	-2.6%	-2.2%	-3.0%	-3.5%	-3.4%	-4.4%
Total two-way	-2.5%	-3.5%	-3.1%	-12.7%	-4.6%	-6.1%	-4.4%	2.5%

Total paging net loss rate	-3.1%	-3.3%	-2.7%	-3.2%	-3.2%	-3.8%	-3.5%	-3.8%

(a)	Slight variations in totals are due to rounding.
(b)	Gross disconnect rate is current period disconnected units divided by prior period ending units in service.
(c)	Net (loss)/gain rate is net current period placements and disconnected units in service divided by prior period ending units in service.

USA MOBILITY, INC. (WIRELESS)

SUPPLEMENTAL INFORMATION BY MARKET SEGMENT (a)

(Unaudited)

	For the three months ended
	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10
Gross placement rate (b)
Healthcare	3.0%	3.9%	4.5%	3.3%	3.4%	3.9%	4.4%	3.5%
Government	1.6%	2.6%	2.1%	1.9%	1.5%	3.1%	1.9%	1.8%
Large enterprise	2.1%	2.1%	2.1%	2.3%	2.2%	1.9%	2.6%	2.1%
Other	2.8%	1.9%	2.0%	2.5%	2.3%	2.5%	2.0%	2.4%

Total direct	2.7%	3.3%	3.6%	2.9%	2.8%	3.4%	3.5%	2.9%

Total indirect	1.7%	2.4%	2.3%	1.6%	1.7%	2.6%	2.5%	10.9%

Total	2.6%	3.3%	3.5%	2.8%	2.7%	3.3%	3.4%	3.5%

Gross disconnect rate (b)
Healthcare	-4.9%	-5.7%	-5.0%	-4.7%	-4.4%	-5.7%	-5.2%	-4.9%
Government	-7.4%	-8.3%	-8.7%	-7.6%	-7.3%	-8.3%	-8.3%	-9.1%
Large enterprise	-5.7%	-7.0%	-7.1%	-6.2%	-7.0%	-9.7%	-8.3%	-10.3%
Other	-8.7%	-8.9%	-9.0%	-9.2%	-8.6%	-9.3%	-9.6%	-11.0%

Total direct	-5.7%	-6.5%	-6.2%	-5.8%	-5.7%	-7.0%	-6.6%	-7.1%
Total indirect	-6.4%	-6.0%	-6.6%	-8.1%	-8.9%	-7.7%	-9.9%	-10.1%

Total	-5.7%	-6.5%	-6.2%	-6.0%	-5.9%	-7.0%	-6.9%	-7.3%

Net (loss)/gain rate (b)
Healthcare	-1.9%	-1.8%	-0.5%	-1.4%	-1.1%	-1.8%	-0.8%	-1.4%
Government	-5.8%	-5.7%	-6.6%	-5.7%	-5.9%	-5.2%	-6.4%	-7.4%
Large enterprise	-3.6%	-4.9%	-5.0%	-3.9%	-4.8%	-7.8%	-5.7%	-8.1%
Other	-5.9%	-7.0%	-6.9%	-6.8%	-6.3%	-6.8%	-7.6%	-8.6%

Total direct	-3.0%	-3.2%	-2.6%	-3.0%	-2.8%	-3.6%	-3.1%	-4.2%
Total indirect	-4.7%	-3.6%	-4.3%	-6.6%	-7.2%	-5.1%	-7.4%	0.7%

Total	-3.1%	-3.3%	-2.7%	-3.2%	-3.2%	-3.8%	-3.5%	-3.8%

End of period units in service % of total (b)
Healthcare	62.6%	61.7%	60.9%	59.5%	58.3%	57.1%	56.1%	54.5%
Government	11.9%	12.3%	12.6%	13.1%	13.5%	13.9%	14.1%	14.4%
Large enterprise	9.5%	9.6%	9.8%	10.0%	10.1%	10.2%	10.7%	10.9%
Other	9.2%	9.5%	9.7%	10.3%	10.8%	11.2%	11.4%	12.1%

Total direct	93.2%	93.1%	93.0%	92.9%	92.7%	92.4%	92.3%	91.9%
Total indirect	6.8%	6.9%	7.0%	7.1%	7.3%	7.6%	7.7%	8.1%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

(a)	Slight variations in totals are due to rounding.
(b)	Changes in the classification of units in service are reflected in the quarter when such changes are identified. Such changes are then appropriately reflected in calculating the gross placement, gross disconnect and net (loss)/gain rates.

USA MOBILITY, INC. (WIRELESS)

SUPPLEMENTAL INFORMATION - DIRECT UNITS IN SERVICE AND CELLULAR

ACTIVATIONS (a)

(Unaudited)

	For the three months ended
	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10

Account size ending units in service (000’s)
1 to 3 units	65	69	74	79	84	88	95	101
4 to 10 units	40	42	45	48	52	54	58	62
11 to 50 units	92	99	106	114	123	130	140	149
51 to 100 units	56	61	68	72	76	79	86	92
101 to 1,000 units	380	399	411	424	436	456	483	499
>1,000 units	922	933	952	962	980	994	1,008	1,027

Total	1,555	1,603	1,656	1,699	1,751	1,801	1,870	1,930

End of period units in service % of total direct
1 to 3 units	4.2%	4.3%	4.4%	4.7%	4.8%	4.9%	5.1%	5.2%
4 to 10 units	2.6%	2.6%	2.7%	2.8%	2.9%	3.0%	3.1%	3.2%
11 to 50 units	5.9%	6.2%	6.4%	6.7%	7.0%	7.2%	7.5%	7.7%
51 to 100 units	3.6%	3.8%	4.1%	4.2%	4.4%	4.4%	4.6%	4.8%
101 to 1,000 units	24.4%	24.9%	24.8%	25.0%	24.9%	25.3%	25.8%	25.9%
>1,000 units	59.3%	58.2%	57.6%	56.6%	56.0%	55.2%	53.9%	53.2%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Account size net loss rate
1 to 3 units	-5.7%	-5.9%	-6.3%	-6.2%	-4.8%	-7.0%	-5.8%	-7.6%
4 to 10 units	-6.6%	-6.4%	-6.8%	-6.2%	-5.0%	-7.5%	-6.0%	-5.3%
11 to 50 units	-7.3%	-6.4%	-6.5%	-7.7%	-5.1%	-7.3%	-6.1%	-5.8%
51 to 100 units	-8.4%	-10.4%	-5.4%	-5.7%	-4.2%	-7.9%	-6.5%	-4.4%
101 to 1,000 units	-4.7%	-2.9%	-3.3%	-2.7%	-4.2%	-5.6%	-3.3%	-3.7%
>1,000 units	-1.1%	-2.1%	-1.0%	-1.8%	-1.5%	-1.3%	-1.9%	-3.7%

Total	-3.0%	-3.2%	-2.6%	-3.0%	-2.8%	-3.6%	-3.1%	-4.2%

Account size ARPU
1 to 3 units	$15.46	$15.62	$15.74	$15.57	$15.57	$15.48	$15.37	$15.28
4 to 10 units	14.37	14.52	14.65	14.53	14.56	14.51	14.35	14.37
11 to 50 units	12.12	12.30	12.38	12.19	12.26	12.18	12.01	11.86
51 to 100 units	10.56	10.59	10.68	10.59	10.72	10.69	10.76	10.67
101 to 1,000 units	8.90	8.90	9.10	9.00	9.00	8.82	8.93	9.00
>1,000 units	7.37	7.42	7.49	7.47	7.43	7.64	7.63	7.80

Total	$8.68	$8.77	$8.92	$8.89	$8.92	$9.01	$9.06	$9.17

Cellular:
Number of activations	1,476	1,236	4,370	2,191	1,990	1,885	1,885	2,354

Revenue from cellular services (000’s)	$414	$315	$1,199	$684	$499	$532	$624	$708

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.

2012 FINANCIAL GUIDANCE

	(In millions)
	Full Year Guidance Range
	From	To
Revenues
Wireless	$156.0	$166.0
Software	58.0	66.0

Combined	$214.0	$232.0

Operating Expenses (a)
Wireless	$112.0	$108.0
Software	51.5	48.5

Combined	$163.5	$156.5

Capital Expenses
Wireless	$9.0	$7.0
Software	1.0	0.5

Combined	$10.0	$7.5

(a)	Operating expenses exclude depreciation, amortization and accretion.